Exhibit 99.1

Whole Foods Market® and United Natural Foods, Inc. Announce

Definitive Three-Year Distribution Agreement Commencing

January 1, 2005

AUSTIN, TEXAS / DAYVILLE, CONN. – December 28, 2004 — Whole Foods Market, Inc. (Nasdaq: WFMI) and United Natural Foods, Inc. (Nasdaq: UNFI) today announced a definitive three-year Distribution Agreement set to commence on January 1, 2005 under which UNFI will continue to serve as the primary U.S. distributor to WFMI in the regions where they currently serve.

The new three-year Distribution Agreement between Whole Foods Market Distribution, Inc., a wholly-owned subsidiary of Whole Foods Market, and UNFI is consistent with the terms and conditions of their existing agreement, which is scheduled to expire on December 31, 2004.

“Whole Foods Market and UNFI have a long history of working together to provide shoppers with the highest quality organic and natural foods, and we look forward to continuing our long and successful relationship,” said Betsy Foster, Vice President of purchasing and distribution for Whole Foods Market.

“Whole Foods Market has been a long-standing, valued customer since 1996 and United Natural Foods looks forward to building upon our strategic partnership,” Steven Townsend, United Natural Foods’ Chairman and Chief Executive Officer said. “Throughout our organization customer satisfaction is the number one priority and this renewed agreement allows us to continue to provide Whole Foods Market with the widest selection of natural and organic products of the highest quality.”

About Whole Foods Market:

Founded in 1980 in Austin, Texas, Whole Foods Market (www.wholefoodsmarket.com) is the world’s leading natural and organic foods supermarket and America’s first national certified organic grocer. In fiscal year 2004, the company had sales of $3.9 billion and currently has more than 165 stores in the United States, Canada, and the United Kingdom. The Whole Foods Market motto, “Whole Foods, Whole People, Whole Planet”® captures the company’s mission to find success in customer satisfaction and wellness, employee excellence and happiness, enhanced shareholder value, community support and environmental improvement. Whole Foods Market, Harry’s Farmers Market®, and Fresh & Wild® are trademarks owned by Whole Foods Market IP, LP. Whole Foods Market employs more than 32,000 team members and has been ranked for seven consecutive years as one of the “100 Best Companies to Work for in America” by Fortune magazine.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Whole Foods Market’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see “Risk Factors” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on December 10, 2004, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

SOURCE: Whole Foods Market, Inc.

CONTACT:

Media Relations Contact: Ashley Hawkins, Whole Foods Market, 1+512-485-3600

Investor Relations Contact: Cindy McCann, Vice President of Investor Relations, Whole Foods Market, 1+512-477-4455

About United Natural Foods

United Natural Foods, Inc. carries and distributes over 43,000 products to more than 21,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. For more information on United Natural Foods, Inc., visit the Company’s website at www.unfi.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see “Risk Factors” in the Company’s first quarter fiscal 2005 report on Form 10-Q filed with the Commission on December 10, 2004, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.